                                                                    EXHIBIT 99.1

2950 North Loop West, Suite 700
Houston, TX 77092
PHONE: (713) 685-8061   FAX: (713) 683-7841

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NATCO Group reports 4th quarter and year end results           February 18, 2002
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         NATCO Group Inc. (NYSE: NTG - the "Company") today announced fourth quarter revenue and net income of $66.6 million and $1.7 million ($0.11 per diluted share) compared to $56.5 million and $2.4 million ($0.15 per diluted share) of revenue and net income in the fourth quarter of 2000. The Company's net income before goodwill amortization for the fourth quarter of 2001 was $2.7 million ($0.17 per diluted share), compared to $2.9 million ($0.18 per diluted share) in the fourth quarter of the prior year.

         Revenue and net income for the full year 2001 were $286.6 million and $5.4 million ($0.34 per diluted share). Excluding an unusual charge of $0.9 million net of tax in the second quarter of 2001 for consolidation of offices in connection with the Axsia acquisition as well as expenses related to a decision to withdraw a public debt offering in April of this year, net income was $6.3 million ($0.39 per diluted share). Net income before goodwill amortization and the unusual charge in 2001 was $10.0 million ($0.62 per diluted share). Revenue and net income for the prior year were $224.6 million and $7.7 million ($0.51 per diluted share). Excluding an unusual charge of $0.9 million net of tax in 2000, net income was $8.6 million ($0.57 per diluted share). Net income before goodwill amortization and the unusual charge in 2000 was $10.2 million ($0.67 per diluted share).

         Revenue for the fourth quarter increased 18% over the prior year, due to strong results generated in North American Operations and contribution of NATCO's Axsia subsidiary, which was acquired in March 2001. The Company's EBITDA for the quarter (defined as gross profit less selling, general and administrative expense) was $6.2 million, an increase of 7% over the prior year. Backlog increased in the quarter to $101 million at year-end, 107% higher than the prior year, which did not include Axsia. When adjusted for the Axsia acquisition, backlog was up 15% over the prior year.

         Highlighting the quarter was a continued strong performance in North American Operations where quarterly revenue and EBITDA increased 21% and 59% respectively over the prior year. "Our success in difficult market conditions is testimony to the breadth and diversity of our North American Operations", commented Nat Gregory, Chairman and CEO. "With a larger Canadian backlog and continued growth in areas such as CO2 operations and in business supporting Pemex, we expect to carry momentum in the new year." For the full year 2001, revenue and EBITDA for North American Operations increased 21% and 55% over prior year.

         Fourth quarter revenue and EBITDA for Automation and Controls Systems increased 3% and 16% respectively over the prior year's quarter. Revenue and EBITDA were also up 4% and 28% over the prior quarter.

         Quarterly revenue for Engineered Systems increased 27% over the prior year, while EBITDA was lower by 20%. Revenues were higher in the current quarter partly as a result of the acquisition of Axsia in March 2001. While the Company's CTOC project represented $0.9 million of revenue in the current quarter, CTOC accounted for over 70% of the revenue in the fourth quarter of the prior year. "This time last year, CTOC was almost half of the Company's Engineered Systems backlog," commented Gregory. "Today, our Engineered Systems backlog is two and a half times the level of last year, and the remaining portion of CTOC represents only 2%. The number and diversity of Engineered Systems projects in our backlog has improved over the past year, not only with the acquisition of Axsia, but also with a gradual rebuild of Engineered Systems backlog in Houston. Building a broader base of international projects in the backlog has been a priority for the Company, and that effort is starting to bear fruit." Engineered Systems revenue was lower than the prior quarter, but gross margins of 42% in the fourth quarter of 2001 were relatively high, due in part to continued excellent performance of NATCO's Axsia subsidiary in the late stages of several large projects.

         The Company's net income in the current quarter was favorably affected by a decrease in the effective tax rate which increased net income by $0.3 million ($0.02 per diluted share). Working capital was $37.1 million at year end 2001 compared to $49.1 million as of the end of 2000. Debt increased to $58.6 million at year end compared to $16.0 million at year end 2000 due to the Axsia acquisition in March 2001. The Company's debt-to-capitalization ratio at year end was 40%. The Company's weighted average interest rate at year end was 4.32% compared to 6.03% at the end of the third quarter.

         NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 70 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

         Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 and may involve risk and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Form S-1 and the Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

                        NATCO GROUP INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              DECEMBER 31,    DECEMBER 31,
                                                                                  2001            2000
                                                                              ------------    ------------
                                           ASSETS

Current assets:
  Cash and cash equivalents ...............................................   $      3,093    $      1,031
  Trade accounts receivable, net ..........................................         67,922          53,807
  Inventories .............................................................         37,517          28,677
  Prepaid expenses and other current assets ...............................          6,725           2,965
                                                                              ------------    ------------
        Total current assets ..............................................        115,257          86,480
Property, plant and equipment, net ........................................         31,003          23,430
Goodwill, net .............................................................         79,907          36,534
Deferred income tax assets, net ...........................................          4,378           5,409
Other assets, net .........................................................          2,206           1,273
                                                                              ------------    ------------
        Total assets ......................................................   $    232,751    $    153,126
                                                                              ============    ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt ..................................   $      7,000    $         --
  Notes payable ...........................................................             --           1,005
  Accounts payable ........................................................         30,440          23,133
  Accrued expenses and other ..............................................         34,781          12,098
  Customer advances .......................................................          5,925           1,163
                                                                              ------------    ------------
        Total current liabilities .........................................         78,146          37,399
Long-term debt, excluding current installments ............................         51,568          14,959
Postretirement benefit and other long-term liabilities ....................         14,107          14,589
                                                                              ------------    ------------
        Total liabilities .................................................        143,821          66,947
                                                                              ------------    ------------
Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000
    shares; no shares issued and outstanding ..............................             --              --
  Class A Common stock, $.01 par value. Authorized
    45,000,000 shares; issued and outstanding 15,469,078 and
    14,977,354 shares as of December 31, 2001 and 2000,
    respectively ..........................................................            155             150
  Class B Common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 334,719 and 699,874 shares
    as of December 31, 2001 and 2000, respectively ........................              3               7
  Additional paid-in capital ..............................................         97,223          96,601
  Accumulated earnings (deficit) ..........................................          4,857            (506)
  Treasury stock, 795,692 and 677,238 shares at cost as of
    December 31, 2001 and 2000, respectively ..............................         (7,182)         (6,316)
  Accumulated other comprehensive loss ....................................         (2,858)         (1,864)
  Note receivable from officer and stockholder ............................         (3,268)         (1,893)
                                                                              ------------    ------------
        Total stockholders' equity ........................................         88,930          86,179
                                                                              ------------    ------------
Commitments and contingencies
        Total liabilities and stockholders' equity ........................   $    232,751    $    153,126
                                                                              ============    ============

                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            THREE MONTHS ENDED             YEAR ENDED
                                                                               DECEMBER 31,               DECEMBER 31,
                                                                         ------------------------    ------------------------
                                                                            2001          2000          2001          2000
                                                                         ----------    ----------    ----------    ----------
Revenues .............................................................   $   66,591    $   56,518    $  286,582    $  224,552
Cost of goods sold ...................................................       47,436        40,284       210,512       162,757
                                                                         ----------    ----------    ----------    ----------
          Gross profit ...............................................       19,155        16,234        76,070        61,795
Selling, general and administrative expense ..........................       12,981        10,441        51,471        39,443
Depreciation and amortization expense ................................        2,181         1,261         8,143         5,111
Unusual charges ......................................................           --            --         1,600         1,528
Interest expense .....................................................        1,196           459         4,941         1,588
Interest cost on postretirement benefit liability ....................          122           322           888         1,287
Interest income ......................................................         (423)          (22)         (660)         (181)
Other expense, net ...................................................          475            36           429            13
                                                                         ----------    ----------    ----------    ----------
          Income before income taxes and cumulative effect of
             change in accounting principle ..........................        2,623         3,737         9,258        13,006
Income tax provision .................................................          923         1,378         3,895         5,345
                                                                         ----------    ----------    ----------    ----------
          Income before cumulative effect of change in
             accounting principle ....................................        1,700         2,359         5,363         7,661
Cumulative effect of change in accounting
   principle (net of income taxes of $7) .............................           --            10            --            10
                                                                         ----------    ----------    ----------    ----------
          Net income .................................................   $    1,700    $    2,369    $    5,363    $    7,671
                                                                         ==========    ==========    ==========    ==========
EARNINGS PER SHARE:
  Basic ..............................................................   $     0.11    $     0.15    $     0.34    $     0.52
  Diluted ............................................................   $     0.11    $     0.15    $     0.34    $     0.51
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
  Basic ..............................................................       15,693        15,530        15,722        14,653
  Diluted ............................................................       15,838        15,751        15,966        15,158

                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                                 (in thousands)


                                      Three Months Ended               Year Ended
                                         December 31,                 December 31,
                                  -------------------------     -------------------------
                                     2001           2000           2001           2000
                                  ----------     ----------     ----------     ----------
Revenue:
North American Operations             38,756         32,071        149,546        123,745
Engineered Systems                    19,053         15,004         99,021         67,821
Automation & Control Systems          11,521         11,156         47,693         42,761
Eliminations                          (2,739)        (1,713)        (9,678)        (9,775)
Total Revenue                         66,591         56,518        286,582        224,552

Gross Profit:
North American Operations              8,920          7,740         35,475         28,609
Engineered Systems                     7,924          6,496         31,221         24,362
Automation & Control Systems           2,311          1,998          9,374          8,824
Eliminations                              --             --             --             --
Total Gross Profit                    19,155         16,234         76,070         61,795

Gross Profit % of Revenue:
North American Operations               23.0%          24.1%          23.7%          23.1%
Engineered Systems                      41.6%          43.3%          31.5%          35.9%
Automation & Control Systems            20.1%          17.9%          19.7%          20.6%
Total Gross Profit % of Revenue         28.8%          28.7%          26.5%          27.5%

Operating Expenses:
North American Operations              5,273          5,451         21,753         19,778
Engineered Systems                     5,007          2,827         18,615         10,529
Automation & Control Systems           1,159          1,003          4,606          4,059
Corporate and Other                    1,542          1,160          6,497          5,077
Total Operating Expenses              12,981         10,441         51,471         39,443

EBITDA:
North American Operations              3,647          2,289         13,722          8,831
Engineered Systems                     2,917          3,669         12,606         13,833
Automation & Control Systems           1,152            995          4,768          4,765
Corporate and Other                   (1,542)        (1,160)        (6,497)        (5,077)
Total EBITDA                           6,174          5,793         24,599         22,352

Bookings:
North American Operations             40,197         32,563        151,008        119,999
Engineered Systems                    23,644         16,652         90,363         34,102
Automation & Control Systems           8,289          9,292         46,363         42,495
Total Bookings                        72,130         58,507        287,734        196,596

                                     As of December 31,
                                 -------------------------
                                    2001           2000
                                 ----------     ----------
Backlog:
North American Operations            24,405         17,763
Engineered Systems                   70,589         27,419
Automation & Control Systems          6,269          3,849
Total Backlog                       101,263         49,031